Exhibit 23.5

CONSENT OF CAYMUS PARTNERS LLC

Board of Directors
i3 Mobile, Inc.
181 Harbor Drive
Stamford, CT 06902

Members of the Board:

     We hereby consent to the inclusion of our opinion letter dated September 9, 2003 to the Board of Directors of i3 Mobile, Inc. as Appendix C to the joint proxy statement/prospectus contained in Amendment No. 1 to the Registration Statement on Form S-4 of ACE*COMM Corporation (Registration No. 333-109521) (the “Registration Statement”) relating to the proposed merger of Ace Acquisition Corporation, a wholly owned subsidiary of ACE*COMM Corporation, with and into the Company and references made to our opinion letter and to our firm in the Registration Statement. In giving such consent, we do not admit that we come within the category of persons whose consent is required under, nor do we admit that we are “experts” for purposes of, the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

Very truly yours,

/s/ Caymus Partners LLC

CAYMUS PARTNERS LLC

Atlanta, Georgia
November 3, 2003